Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-256324 and 333-264307) pertaining to the 2021 Share Incentive Plan and 2021 Employee Share Purchase Plan of Similarweb Ltd., of our report dated March 23, 2023, with respect to the consolidated financial statements of Similarweb Ltd., included in this Annual Report (Form 20-F) for the year ended December 31, 2022.

March 23, 2023	/s/ KOST FORER GABBAY & KASIERER
Tel-Aviv, Israel	Kost Forer Gabbay & Kasierer
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